Exhibit 8(b)

















                      TRANSFER AGENCY AND SERVICE AGREEMENT

                                     between

                        AMERICAN PENSION INVESTORS TRUST

                                       and

                       STATE STREET BANK AND TRUST COMPANY











1C-Domestic Trust/Series

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                                TABLE OF CONTENTS
                                                                            PAGE

1.    Terms of Appointment; Duties of the Bank.............................1

2.    Fees and Expenses....................................................4

3.    Representations and Warranties of the Bank...........................4

4.    Representations and Warranties of the Fund...........................5

5.    Wire Transfer Operating Guidelines/Articles 4A of the Uniform
      Commercial Code......................................................5

6.    Data Access and Proprietary Information..............................7

7.    Indemnification......................................................8

8.    Standard of Care.....................................................10

9.    Year 2000............................................................10

10.   Confidentiality......................................................10

11.   Covenants of the Fund and the Bank...................................11

12.   Termination of Agreement.............................................11

13.   Additional Funds.....................................................12

14.   Assignment...........................................................12

15.   Amendment............................................................13

16.   Massachusetts Law to Apply...........................................13

17.   Force Majeure........................................................13

18.   Consequential Damages................................................13

19.   Merger of Agreement..................................................13

20.   Limitations of Liability of the Trustees and Shareholders............14

21.   Counterparts.........................................................14

22.   Reproduction of Documents............................................14




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                      TRANSFER AGENCY AND SERVICE AGREEMENT

AGREEMENT made as of the   day of        , 1998, by and between AMERICAN PENSION
INVESTORS TRUST, a Massachusetts business trust, having its principal office and place of business at 2303 Yorktown Avenue, Lynchburg, Virginia 24501 (the "Fund"), and STATE STREET BANK AND TRUST COMPANY, a Massachusetts trust company having its principal office and place of business at 225 Franklin Street, Boston, Massachusetts 02110 (the "Bank").

WHEREAS, the Fund is authorized to issue shares in separate series, with each such series representing interests in a separate portfolio of securities and other assets;

WHEREAS, the Fund intends to initially offer shares in five (5) series, such series shall be named in the attached Schedule A which may be amended by the parties from time to time (each such series, together with all other series subsequently established by the Fund and made subject to this Agreement in accordance with Article 13, being herein referred to as a "Portfolio", and collectively as the "Portfolios"); and

WHEREAS, the Fund on behalf of the Portfolios desires to appoint the Bank as its transfer agent, dividend disbursing agent, custodian of certain retirement plans and agent in connection with certain other activities, and the Bank desires to accept such appointment.

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

1.     TERMS OF APPOINTMENT; DUTIES OF THE BANK

1.1 Subject to the terms and conditions set forth in this Agreement, the Fund, on behalf of the Portfolios, hereby employs and appoints the Bank to act as, and the Bank agrees to act as its transfer agent for the Fund's authorized and issued shares of its beneficial interest, ("Shares"), dividend disbursing agent, custodian of certain retirement plans and agent in connection with any accumulation, open-account or similar plans provided to the shareholders of each of the respective Portfolios of the Fund ("Shareholders") and set out in the currently effective prospectus and statement of additional information ("prospectus") of the Fund on behalf of the applicable Portfolio, including without limitation any periodic investment plan or periodic withdrawal program.

1.2 The Bank agrees that it will perform the following services:


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      (a)   In  accordance  with  procedures  established  from  time to time by agreement between the Fund on behalf of each of the Portfolios, as applicable and the Bank, the Bank shall:

            (i) receive for acceptance, orders for the purchase of Shares, and promptly deliver payment and appropriate documentation thereof to the Custodian of the Fund authorized pursuant to the Declaration of Trust of the Fund (the "Custodian");

            (ii) pursuant to purchase orders, issue the appropriate number of Shares and hold such Shares in the appropriate Shareholder account;

            (iii) receive for  acceptance  redemption  requests  and  redemption directions and deliver the appropriate documentation thereof to the Custodian;

            (iv) in respect to the transactions in items (i), (ii) and (iii) above, the Bank shall execute transactions directly with broker-dealers authorized by the Fund;

            (v) at the appropriate time as and when it receives monies paid to it by the Custodian with respect to any redemption, pay over or cause to be paid over in the appropriate manner such monies as instructed by the redeeming Shareholders;

            (vi) effect transfers of Shares by the registered owners thereof upon receipt of appropriate instructions;

            (vii) prepare and transmit  payments for dividends and distributions declared by the Fund on behalf of the applicable Portfolio;

            (viii)issue replacement  certificates for those certificates alleged to have been lost, stolen or destroyed upon receipt by the Bank of indemnification satisfactory to the Bank and protecting the Bank and the Fund, and the Bank at its option, may issue replacement certificates in place of mutilated stock certificates upon presentation thereof and without such indemnity;

            (ix) maintain records of account for and advise the Fund and its Shareholders as to the foregoing; and

            (x)    record  the  issuance  of shares  of the Fund and  maintain pursuant to SEC Rule 17Ad-10(e) a record of the total number of shares of the Fund which are authorized, based upon data provided to it by the Fund, and issued and outstanding. The Bank shall also provide the Fund on a regular basis with the total number of shares which are authorized and issued and outstanding. The Bank shall have no obligation, however, when recording the issuance of shares, to monitor the issuance of such shares or to take cognizance of any laws relating to the issue or sale of such Shares, which functions shall be the sole responsibility of the Fund.



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      (b)    In addition to and  neither in lieu nor in  contravention  of the services  set forth in the above  paragraph  (a),  the Bank shall:
            (i) perform the customary services of a transfer agent, dividend disbursing agent, custodian of certain retirement plans and, as relevant, agent in connection with accumulation, open-account or
            similar  plans   (including   without   limitation   any  periodic
            investment plan or periodic withdrawal program), including but not limited to: maintaining all Shareholder accounts, preparing
            Shareholder   meeting   lists,    mailing   Shareholder   proxies,
            Shareholder  reports  and  prospectuses  to current  Shareholders,
            withholding  taxes  on  U.S.   resident  and  non-resident   alien
            accounts,  preparing  and filing U.S.  Treasury  Department  Forms
            1099  and  other   appropriate  forms  required  with  respect  to
            dividends  and  distributions  by  federal   authorities  for  all
            Shareholders,   preparing  and  mailing   confirmation  forms  and
            statements of account to Shareholders for all purchases and redemptions of Shares and other confirmable transactions in Shareholder accounts, preparing and mailing activity statements for Shareholders, and providing Shareholder account information and (ii) provide a system which will enable the Fund to monitor the total number of Shares sold in each State.

      (c) In addition, the Fund shall (i) identify to the Bank in writing those transactions and assets to be treated as exempt from blue sky reporting for each State and (ii) verify the establishment of transactions for each State on the system prior to activation and thereafter monitor the daily activity for each State. The responsibility of the Bank for the Fund's blue sky State registration status is solely limited to the initial establishment of transactions subject to blue sky compliance by the Fund and the reporting of such transactions to the Fund as provided above.

      (d)   Procedures  as to who shall  provide  certain of these  services  in
            Section 1 may be established from time to time by agreement between the Fund on behalf of each Portfolio and the Bank per the attached service responsibility schedule. The Bank may at times perform only a portion of these services and the Fund or its agent may perform these services on the Fund's behalf.



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      (e)   The Bank shall  provide  additional  services  on behalf of the Fund
            (e.g., escheatment services) which may be agreed upon in writing between the Fund and the Bank.

2.     FEES AND EXPENSES

2.1 For the performance by the Bank pursuant to this Agreement, the Fund agrees on behalf of each of the Portfolios to pay the Bank the fees as set out in the initial fee schedule attached hereto. Such fees and out-of-pocket expenses and advances identified under Section 2.2 below may be changed from time to time subject to mutual written agreement between the Fund and the Bank.

2.2 In addition to the fee paid under Section 2.1 above, the Fund agrees on behalf of each of the Portfolios to reimburse the Bank for out-of-pocket expenses, as set out in the initial fee schedule attached hereto.

       The Fund agrees on behalf of each of the Portfolios to pay all fees and reimbursable expenses within five days following the receipt of the respective billing notice. Postage for mailing of dividends, proxies, Fund reports and other mailings to all shareholder accounts shall be advanced to the Bank by the Fund at least seven (7) days prior to the mailing date of such materials.

3.     REPRESENTATIONS AND WARRANTIES OF THE BANK

The Bank represents and warrants to the Fund that:

3.1 It is a trust company duly organized and existing and in good standing under the laws of The Commonwealth of Massachusetts.

3.2 It is duly qualified to carry on its business in The Commonwealth of Massachusetts.

3.3 It is empowered under applicable laws and by its Charter and By-Laws to enter into and perform this Agreement.

3.4 All requisite corporate proceedings have been taken to authorize it to enter into and perform this Agreement.

3.5 It has and will continue to have access to the necessary facilities, equipment and personnel to perform its duties and obligations under this Agreement.



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3.6   It is registered with the appropriate  Federal agency for the registration of transfer agents, and it will remain so registered for the duration of this Agreement.

4.     REPRESENTATIONS AND WARRANTIES OF THE FUND

The Fund represents and warrants to the Bank that:

4.1 It is a business trust duly organized and existing and in good standing under the laws of The Commonwealth of Massachusetts.

4.2 It is empowered under applicable laws and by its Declaration of Trust and By-Laws to enter into and perform this Agreement.

4.3 All corporate proceedings required by said Declaration of Trust and By-Laws have been taken to authorize it to enter into and perform this Agreement.

4.4 It is an open-end management investment company registered under the Investment Company Act of 1940, as amended.

4.5 A registration statement under the Securities Act of 1933, as amended on behalf of each of the Portfolios is currently effective and will remain effective, and appropriate state securities law filings have been made and will continue to be made, with respect to all Shares of the Fund being offered for sale.


5.    WIRE TRANSFER OPERATING  GUIDELINES/ARTICLES  4A OF THE UNIFORM COMMERCIAL
      CODE

5.1 The Bank is authorized to promptly debit the appropriate Fund account(s) upon the receipt of a payment order in compliance with the selected security procedure (the "Security Procedure") chosen for funds transfer and in the amount of money that the Bank has been instructed to transfer. The Bank shall execute payment orders in compliance with the Security Procedure and with the Fund instructions on the execution date provided that such payment order is received by the customary deadline for processing such a request, unless the payment order specifies a later time. All payment orders and communications received after this the customary deadline will be deemed to have been received the next business day.

5.2 The Fund acknowledges that the Security Procedure it has designated on the Fund Selection Form was selected by the Fund from security procedures offered by the Bank. The Fund shall restrict access to confidential information relating to the Security Procedure to authorized persons as


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      communicated  to the  Bank in  writing.  The  Fund  must  notify  the Bank immediately if it has reason to believe unauthorized persons may have obtained access to such information or of any change in the Fund's authorized personnel. The Bank shall verify the authenticity of all Fund instructions according to the Security Procedure.

5.3 The Bank shall process all payment orders on the basis of the account number contained in the payment order. In the event of a discrepancy between any name indicated on the payment order and the account number, the account number shall take precedence and govern.

5.4 The Bank reserves the right to decline to process or delay the processing of a payment order which (a) is in excess of the collected balance in the account to be charged at the time of the Bank's receipt of such payment order; (b) if initiating such payment order would cause the Bank, in the Bank's sole judgement, to exceed any volume, aggregate dollar, network, time, credit or similar limits which are applicable to the Bank; or (c) if the Bank, in good faith, is unable to satisfy itself that the transaction has been properly authorized.

5.5 The Bank shall use reasonable efforts to act on all authorized requests to cancel or amend payment orders received in compliance with the Security Procedure provided that such requests are received in a timely manner affording the Bank reasonable opportunity to act. However, the Bank assumes no liability if the request for amendment or cancellation cannot be satisfied.

5.6 The Bank shall assume no responsibility for failure to detect any erroneous payment order provided that the Bank complies with the payment order instructions as received and the Bank complies with the Security Procedure. The Security Procedure is established for the purpose of authenticating payment orders only and not for the detection of errors in payment orders.

5.7 The Bank shall assume no responsibility for lost interest with respect to the refundable amount of any unauthorized payment order, unless the Bank is notified of the unauthorized payment order within thirty (30) days of notification by the Bank of the acceptance of such payment order. In no event (including failure to execute a payment order) shall the Bank be liable for special, indirect or consequential damages, even if advised of the possibility of such damages.

5.8 When the Fund initiates or receives Automated Clearing House credit and debit entries pursuant to these guidelines and the rules of the National Automated Clearing House Association and the New England Clearing House Association, the Bank will act as an Originating Depository Financial Institution and/or receiving depository Financial Institution, as the case may be, with respect to such entries. Credits given by the Bank with respect to an ACH credit entry are provisional until the Bank receives final settlement for such entry from the Federal Reserve Bank. If the Bank


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      does not  receive  such final  settlement,  the Fund  agrees that the Bank shall receive a refund of the amount credited to the Fund in connection with such entry, and the party making payment to the Fund via such entry shall not be deemed to have paid the amount of the entry.

5.9 Confirmation of Bank's execution of payment orders shall ordinarily be provided within twenty four (24) hours notice of which may be delivered through the Bank's proprietary information systems, or by facsimile or call-back. Fund must report any objections to the execution of an order within thirty (30) days.

6.    DATA ACCESS AND PROPRIETARY INFORMATION

6.1 The Fund acknowledges that the data bases, computer programs, screen formats, report formats, interactive design techniques, and documentation manuals furnished to the Fund by the Bank as part of the Fund's ability to access certain Fund-related data ("Customer Data") maintained by the Bank on data bases under the control and ownership of the Bank or other third party ("Data Access Services") constitute copyrighted, trade secret, or other proprietary information (collectively, "Proprietary Information") of substantial value to the Bank or other third party. In no event shall Proprietary Information be deemed Customer Data. The Fund agrees to treat all Proprietary Information as proprietary to the Bank and further agrees that it shall not divulge any Proprietary Information to any person or organization except as may be provided hereunder. Without limiting the foregoing, the Fund agrees for itself and its employees and agents:

      (a) to access Customer Data solely from locations as may be designated in writing by the Bank and solely in accordance with the Bank's applicable user documentation;

      (b) to refrain from copying or duplicating in any way the Proprietary Information;

      (c) to refrain from obtaining unauthorized access to any portion of the Proprietary Information, and if such access is inadvertently obtained, to inform in a timely manner of such fact and dispose of such information in accordance with the Bank's instructions;

      (d)   to refrain from causing or allowing the data acquired hereunder from
            being   retransmitted  to  any  other  computer  facility  or  other location, except with the prior written consent of the Bank;

      (e)   that  the  Fund  shall  have   access   only  to  those   authorized
            transactions agreed upon by the parties;



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      (f)   to honor all reasonable written requests made by the Bank to protect at the Bank's expense the rights of the Bank in Proprietary Information at common law, under federal copyright law and under other federal or state law.

Each party shall take reasonable efforts to advise its employees of their obligations pursuant to this Section 6. The obligations of this Section shall survive any earlier termination of this Agreement.

6.1 If the Fund notifies the Bank that any of the Data Access Services do not operate in material compliance with the most recently issued user documentation for such services, the Bank shall endeavor in a timely manner to correct such failure. Organizations from which the Bank may obtain certain data included in the Data Access Services are solely responsible for the contents of such data and the Fund agrees to make no claim against the Bank arising out of the contents of such third-party data, including, but not limited to, the accuracy thereof. DATA ACCESS SERVICES AND ALL COMPUTER PROGRAMS AND SOFTWARE SPECIFICATIONS USED IN CONNECTION THEREWITH ARE PROVIDED ON AN AS IS, AS AVAILABLE BASIS. THE BANK EXPRESSLY DISCLAIMS ALL WARRANTIES EXCEPT THOSE EXPRESSLY STATED HEREIN INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

6.2 If the transactions available to the Fund include the ability to originate electronic instructions to the Bank in order to (i) effect the transfer or movement of cash or Shares or (ii) transmit Shareholder information or other information, then in such event the Bank shall be entitled to rely on the validity and authenticity of such instruction without undertaking any further inquiry as long as such instruction is undertaken in conformity with security procedures established by the Bank from time to time.

7.    INDEMNIFICATION

7.1 The Bank shall not be responsible for, and the Fund shall on behalf of the applicable Portfolio indemnify and hold the Bank harmless from and against, any and all losses, damages, costs, charges, counsel fees, payments, expenses and liability arising out of or attributable to:

      (a) All actions of the Bank or its agents or subcontractors required to be taken pursuant to this Agreement, provided that such actions are taken in good faith and without negligence or willful misconduct;



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      (b)   The Fund's  lack of good  faith,  negligence  or willful  misconduct which arise out of the breach of any representation or warranty of the Fund hereunder;

      (c) The reliance on or use by the Bank or its agents or subcontractors of information, records, documents or services which (i) are received by the Bank or its agents or subcontractors, and (ii) have been prepared, maintained or performed by the Fund or any other person or firm on behalf of the Fund including but not limited to any previous transfer agent or registrar;

      (d) The reliance on, or the carrying out by the Bank or its agents or subcontractors of any instructions or requests of the Fund on behalf of the applicable Portfolio;

      (e) The offer or sale of Shares in violation of federal or state securities laws or regulations requiring that such Shares be registered or in violation of any stop order or other determination or ruling by any federal or any state agency with respect to the offer or sale of such Shares; and

      (f) upon the Fund's request entering into any agreements required by the National Securities Clearing Corporation (the "NSCC") required by the NSCC for the transmission of Fund or Shareholder data through the NSCC clearing systems.

7.2 At any time the Bank may apply to any officer of the Fund for instructions, and may consult with legal counsel with respect to any matter arising in connection with the services to be performed by the Bank under this Agreement, and the Bank and its agents or subcontractors shall not be liable and shall be indemnified by the Fund on behalf of the applicable Portfolio for any action taken or omitted by it in reliance upon such instructions or upon the opinion of such counsel. The Bank, its agents and subcontractors shall be protected and indemnified in acting upon any paper or document, reasonably believed to be genuine and to have been signed by the proper person or persons, or upon any instruction, information, data, records or documents provided the Bank or its agents or subcontractors by machine readable input, telex, CRT data entry or other similar means authorized by the Fund, and shall not be held to have notice of any change of authority of any person, until receipt of written notice thereof from the Fund. The Bank, its agents and subcontractors shall also be protected and indemnified in recognizing stock certificates which are reasonably believed to bear the proper manual or facsimile signatures of the officers of the Fund, and the proper countersignature of any former transfer agent or former registrar, or of a co-transfer agent or co-registrar.



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7.3   In order that the indemnification  provisions  contained in this Section 7 shall apply, upon the assertion of a claim for which the Fund may be required to indemnify the Bank, the Bank shall promptly notify the Fund of such assertion, and shall keep the Fund advised with respect to all developments concerning such claim. The Fund shall have the option to participate with the Bank in the defense of such claim or to defend against said claim in its own name or in the name of the Bank. The Bank shall in no case confess any claim or make any compromise in any case in which the Fund may be required to indemnify the Bank except with the Fund's prior written consent.

8.    STANDARD OF CARE

      The Bank shall at all times act in good faith and agrees to use its best efforts within reasonable limits to insure the accuracy of all services performed under this Agreement, but assumes no responsibility and shall not be liable for loss or damage due to errors unless said errors are caused by its negligence, bad faith, or willful misconduct or that of its employees.

9.    YEAR 2000

      The Bank will take reasonable steps to ensure that its products (and those of its third-party suppliers) reflect the available technology to offer products that are Year 2000 ready, including, but not limited to, century recognition of dates, calculations that correctly compute same century and multi century formulas and date values, and interface values that reflect the date issues arising between now and the next one-hundred years, and if any changes are required, the Bank will make the changes to its products at a price to be agreed upon by the parties and in a commercially reasonable time frame and will require third-party suppliers to do likewise.

10.   CONFIDENTIALITY

10.1 The Bank and the Fund agree that all books, records, information and data pertaining to the business of the other party which are exchanged or received pursuant to the negotiation or the carrying out of this Agreement shall remain confidential, and shall not be voluntarily disclosed to any other person, except as may be required by law.



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

10.2 In case of any requests or demands for the inspection of the Shareholder records of the Fund, the Bank will endeavor to notify the Fund and to secure instructions from an authorized officer of the Fund as to such inspection. The Bank reserves the right, however, to exhibit the Shareholder records to any person whenever it is advised by its counsel that it may be held liable for the failure to exhibit the Shareholder records to such person.

11.   COVENANTS OF THE FUND AND THE BANK

11.1 The Fund shall on behalf of each of the Portfolios promptly furnish to the Bank the following:

      (a) A certified copy of the resolution of the Board of Trustees of the Fund authorizing the appointment of the Bank and the execution and delivery of this Agreement.

      (b) A copy of the Declaration of Trust and By-Laws of the Fund and all amendments thereto.

11.2 The Bank hereby agrees to establish and maintain facilities and procedures reasonably acceptable to the Fund for safekeeping of stock certificates, check forms and facsimile signature imprinting devices, if any; and for the preparation or use, and for keeping account of, such certificates, forms and devices.

11.3 The Bank shall keep records relating to the services to be performed hereunder, in the form and manner as it may deem advisable. To the extent required by Section 31 of the Investment Fund Act of 1940, as amended, and the Rules thereunder, the Bank agrees that all such records prepared or maintained by the Bank relating to the services to be performed by the Bank hereunder are the property of the Fund and will be preserved, maintained and made available in accordance with such Section and Rules, and will be surrendered promptly to the Fund on and in accordance with its request.

12.   TERMINATION OF AGREEMENT

12.1 The initial term of the Agreement shall be for a period of two (2) years (the "Initial Term"). Thereafter the Agreement shall renew automatically for successive one year terms annually ("Renewal Term").

12.2 After the Initial Term, this Agreement may be terminated by either party upon one hundred twenty (120) days written notice to the other. During either the Initial Term or any Renewal Term, this Agreement may also be terminated at an earlier date by either the Fund or the Bank for cause. With respect to the Fund, cause shall mean the Bank's material breach of this Agreement causing it to fail to substantially perform its duties under this Agreement. In order for such material breach to constitute "cause" under this Section, the Bank must receive written notice from the Fund specifying the material breach and the Bank shall not have corrected such breach within a 30-day period. With respect to the Bank cause includes, but is not limited to, the failure of the Fund to pay the compensation provided for Section 2 of this Agreement after it has received written notice from the Bank specifying the amount due and the Fund shall not have paid that amount within a 30-day period. Any notice of termination for cause shall be effective sixty (60) days from the date of any such notice.

12.3 Should the Fund exercise its right to terminate, all out-of-pocket expenses associated with the movement of records and material will be borne by the Fund on behalf of the applicable Portfolio(s). Additionally, the Bank reserves the right to charge for any other reasonable expenses associated with such termination unless such termination results from a breach of this Agreement by the Bank.

13.   ADDITIONAL FUNDS

      In the event that the Fund establishes one or more series of Shares in addition to the attached Schedule A with respect to which it desires to have the Bank render services as transfer agent under the terms hereof, it shall so notify the Bank in writing, and if the Bank agrees in writing to provide such services, such series of Shares shall become a Portfolio hereunder.

14.   ASSIGNMENT

14.1 Except as provided in Section 14.3 below, neither this Agreement nor any rights or obligations hereunder may be assigned by either party without the written consent of the other party.

14.2 This Agreement shall inure to the benefit of and be binding upon the parties and their respective permitted successors and assigns.

14.3 The Bank may, without further consent on the part of the Fund, subcontract for the performance hereof with (i) Boston Financial Data Services, Inc., a Massachusetts corporation ("BFDS") which is duly registered as a transfer agent pursuant to Section 17A(c)(2) of the Securities Exchange Act of 1934, as amended ("Section 17A(c)(2)"), (ii) a BFDS subsidiary duly registered as a transfer agent pursuant to Section 17A(c)(2) or (iii) a BFDS affiliate; provided, however, that the Bank shall be as fully responsible to the Fund for the acts and omissions of any subcontractor as it is for its own acts and omissions.

15.   AMENDMENT

      This Agreement may be amended or modified by a written agreement executed by both parties and authorized or approved by a resolution of the Board of Trustees of the Fund.

16.   MASSACHUSETTS LAW TO APPLY

      This Agreement shall be construed and the provisions  thereof  interpreted
      under  and  in   accordance   with  the  laws  of  The   Commonwealth   of
      Massachusetts.

17.    FORCE MAJEURE

      In the event either party is unable to perform its obligations under the terms of this Agreement because of acts of God, strikes, equipment or transmission failure or damage reasonably beyond its control, or other causes reasonably beyond its control, such party shall not be liable for damages to the other for any damages resulting from such failure to perform or otherwise from such causes.

18.   CONSEQUENTIAL DAMAGES

      Neither party to this Agreement shall be liable to the other party for consequential damages under any provision of this Agreement or for any consequential damages arising out of any act or failure to act hereunder.

19.   MERGER OF AGREEMENT

      This Agreement constitutes the entire agreement between the parties hereto and supersedes any prior agreement with respect to the subject matter hereof whether oral or written.

20.   LIMITATIONS OF LIABILITY OF THE TRUSTEES AND SHAREHOLDERS

      The Trustees of the Fund and the Shareholders of the Fund individually shall not be liable for any obligations of the Fund under this Agreement, and the Bank agrees that, in asserting any rights or claims under this Agreement, it shall only look to the assets of and property of the Fund or the applicable Portfolio in settlement of such right or claim, and not to such Trustees or Shareholders.

21.   COUNTERPARTS

      This Agreement may be executed by the parties hereto on any number of counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

22.   REPRODUCTION OF DOCUMENTS

      This Agreement and all schedules, exhibits, attachments and amendments hereto may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties hereto each agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction shall likewise be admissible in evidence.




IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in their names and on their behalf by and through their duly authorized officers, as of the day and year first above written.



                                    AMERICAN PENSION INVESTORS TRUST




                                     BY:  /s/ David D. Basten
                                         ----------------------------------
                                              President

ATTEST:


/s/ Charles D. Foster
-------------------------------




                                    STATE STREET BANK AND TRUST COMPANY



                                    BY:  /s/ Ronald Logue
                                        --------------------------------------
                                          Executive Vice President


ATTEST:


/s/ Steve Cesso
-------------------------------

                        STATE STREET BANK & TRUST COMPANY

                         FUND SERVICE RESPONSIBILITIES*


SERVICE PERFORMED                                                                   RESPONSIBILITY
                                                                                    BANK            FUND

1.       Receives orders for the purchase of Shares.                                   X
2.       Issue Shares and hold Shares in Shareholders accounts.                        X
3.       Receive redemption requests.                                                  X
4.       Effect transactions 1-3 above directly with broker-dealers.                   X
5.       Pay over monies to redeeming Shareholders.                                    X
6.       Effect transfers of Shares.                                                   X
7.       Prepare and transmit dividends and distributions.                             X
8.       Issue Replacement Certificates.                                               X
9.       Reporting of abandoned property.                                              X                  X
10.      Maintain records of account.                                                  X
11.      Maintain  and keep a current and  accurate  control book for each issue       X
         of securities.
12.      Mail proxies.                                                                 X                  X
13.      Mail Shareholder reports.                                                     X                  X
14.      Mail prospectuses to current Shareholders.                                    X                  X
15.      Withhold taxes on U.S. resident and non-resident alien accounts.              X
16.      Prepare and file U.S. Treasury Department forms.                              X
17.      Prepare and mail account and confirmation statements for Shareholders.        X
18.      Provide Shareholder account information.                                      X
19.      Blue sky reporting.                                                                              X

* Such services are more fully described in Section 1.2 (a), (b) and (c) of the Agreement.

                                    AMERICAN PENSION INVESTORS TRUST




                                     BY:  /s/ David D. Basten
                                         ----------------------------------
                                              President



ATTEST:


/s/ Charles D. Foster
-------------------------------




                                    STATE STREET BANK AND TRUST COMPANY



                                    BY:  /s/ Ronald Logue
                                        --------------------------------------
                                          Executive Vice President


ATTEST:


/s/ Steve Cesso
-------------------------------

                                   SCHEDULE A


American Pension Investors Trust Growth Fund

American Pension Investors Trust Multiple Index Trust

American Pension Investors Trust Capital Income Fund

American Pension Investors Trust Treasuries Trust

Yorktown Classic Value Trust